Exhibit 31.4

SECTION 302 CERTIFICATION

I, Thomas E. O’Hern, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of The Macerich Company for the year ended December 31, 2017; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ THOMAS E. O’HERN

Date: April 30, 2018	Senior Executive Vice President and Chief Financial Officer